UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

BioVie Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39015	46-2510769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 W Nye Lane Suite 201 Carson City, NV	89703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 888-3162

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.0001 Per Share	BIVI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 23, 2025, BioVie Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). On June 2, 2025, the record date for stockholders entitled to notice of, and to vote at, the Special Meeting, 18,570,726 shares of the Company’s Class A common stock (“Common Stock”) were outstanding. The holders of 10,971,031 shares of Common Stock were present at the Special Meeting, either in person or represented by proxy, constituting a quorum.

The following matters were considered at the Special Meeting:

Proposal 1.	Grant the Board the Authority to Effect a Reverse Stock Split

The Company’s stockholders granted the board of directors of the Company (the “Board”) authority, in its sole discretion, prior to the one-year anniversary of the Special Meeting, to effect a reverse stock split of the outstanding shares of the Company’s Common Stock, at a reverse split ratio of between 1-for-5 and 1-for-10 as determined by the Board, whereby every 5 to 10 shares of the authorized, issued and outstanding Common Stock shall be combined into one (1) share of authorized, issued and outstanding Common Stock. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
8,664,435	2,200,874	105,722	0

Proposal 2.	Adjourn the Special Meeting

The Company’s stockholders granted discretionary authority for the Company to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there were not sufficient votes at the time of the Special Meeting to approve the proposal for the reverse stock split. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
8,788,143	2,033,834	149,054	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioVie INC.

	By:	/s/ Joanne Wendy Kim
		Name:	Joanne Wendy Kim
		Title:	Chief Financial Officer

Date: June 24, 2025